As filed with the Securities and Exchange Commission on June 3, 2004
Investment Company Act File No. 811-3703

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 Amendment No. 26 (Check appropriate box or boxes)	|X| |X|

CBA® Money Fund
(Exact Name of Registrant as Specified in Charter)

800 Scudders Mill Road Plainsboro, New Jersey 08536 (Address of Principal Executive Offices)

(609) 282-2800 (Registrant’s Telephone Number, including Area Code)

Terry K. Glenn CBA® Money Fund 800 Scudders Mill Road, Plainsboro, New Jersey Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011
(Name and Address of Agent for Service)

Copies to: Counsel for the Fund: Sidley Austin Brown & Wood LLP 787 Seventh Avenue New York, New York 10019-6018 Attention: Thomas R. Smith, Jr., Esq.

Andrew J. Donohue, Esq. Fund Asset Management, L.P. P.O. Box 9011 Princeton, N.J. 08543-9011


Explanatory Note

This Registration Statement is being filed by CBA Money Fund (the “Fund”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, shares of the Fund are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) because as of October 14, 2000 the Fund no longer offers its shares for sale to the public.

The Fund is a diversified, open-end registered investment management company organized as an unincorporated business trust on March 29, 1983 under the laws of Massachusetts.

PART A

Responses to Items 1, 2, 3 and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies and Related Risks.

(a) Investment Objectives.

The investment objectives of the Fund are to seek current income, preservation of capital and liquidity available from investing in a diversified portfolio of short-term money market securities.

(b) Implementation of Investment Objectives.

Outlined below are the main strategies the Fund uses in seeking to achieve its investment objectives:

The Fund seeks to achieve its investment objectives by investing in a diversified portfolio of U.S. dollar-denominated short-term securities, which are securities that mature or reset to a new interest rate within 13 months (25 months in the case of U.S. Government and agency securities). These securities consist primarily of direct U.S. Government obligations, which are obligations that are issued or have their principal and interest guaranteed and backed by the full faith and credit of the United States; U.S. Government agency securities; obligations of domestic and foreign banks; commercial paper and other short-term debt securities issued by U.S. and foreign entities and repurchase agreements. Other than U.S. Government and certain U.S. Government agency securities, the Fund only invests in short-term securities of issuers with one of the two highest short-term ratings from a nationally recognized statistical rating organization or unrated instruments that, in the opinion of Fund management, are of similar quality. U.S. Government agencies are entities that are part of or sponsored by the Federal government, such as the Government National Mortgage Association, the Tennessee Valley Authority or the Federal Housing Administration.

Fund management varies the kinds of money market securities in the portfolio and the average maturity. Maturity is the time at which the full principal amount of a fixed income security is scheduled to be returned to investors. Fund management decides which securities to buy and sell based on its assessment of the relative values of different securities and future interest rates. Fund management seeks to improve the Fund’s yield by taking advantage of yield differentials that regularly occur between securities of a similar kind. For example, market conditions frequently result in similar securities trading at different prices. Fund management seeks to improve the Fund’s yield by buying and selling securities based on these yield differences.

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Outlined below are the main strategies the Fund uses in seeking to achieve its objective:

U.S. Government Securities — Debt securities issued or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the United States.

U.S. Government Agency Securities — Debt securities issued or guaranteed as to principal and interest by U.S. Government agencies, U.S. Government-sponsored enterprises or U.S. Government instrumentalities that are not direct obligations of the United States but involve U.S. Government sponsorship or guarantees by the U.S. Government. U.S. Government-sponsored enterprises are private corporations sponsored by the federal government that have the legal status of government agencies, such as the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Student Loan Marketing Association (“Sallie Mae”) or the Federal National Mortgage Association (“Fannie Mae”). U.S. Government instrumentalities are supranational entities sponsored by the United States, such as the World Bank or the Inter-American Development Bank. Securities issued by certain Government agencies, government sponsored enterprises and government instrumentalities are not guaranteed by the U.S. Government and not backed by the full faith and credit of the United States.

Bank Money Instruments — Obligations of commercial banks, savings banks, savings and loan associations, or other depository institutions, such as certificates of deposit, bankers’ acceptances, bank notes and time deposits. The savings banks and savings and loan associations must be organized and operating in the United States. The obligations of commercial banks may be Eurodollar obligations or Yankeedollar obligations. Eurodollars are obligations issued by foreign branches or subsidiaries of U.S. banks and Yankeedollars are obligations issued by U.S. branches or subsidiaries of foreign banks. The Fund may invest in Eurodollar obligations only if they, by their terms, are general obligations of the U.S. parent bank.

Commercial Paper and Other Short Term Obligations — Commercial paper (including variable amount master demand notes) refers to short term unsecured promissory notes issued by corporations, partnerships, trusts or other entities to finance short term credit needs and non-convertible debt securities (e.g., bonds and debentures) with no more than 397 days (13 months) remaining to maturity at the date of purchase. Short term obligations issued by trusts, corporations, partnerships or other entities include mortgage-related or asset-backed instruments, including pass-through certificates such as participations in, or bonds and notes backed by, pools of mortgage, automobile, manufactured housing or other types of consumer loans; credit card or trade receivables; or pools of mortgage- or asset-backed securities. These structured financings will be supported by sufficient collateral and other credit enhancements, including letters of credit, insurance, reserve funds and guarantees by third parties, to enable such instruments to obtain the requisite quality rating by an NRSRO.

Foreign Bank Money Instruments — U.S. dollar-denominated obligations of foreign depository institutions and their foreign branches and subsidiaries, such as certificates of deposit, bankers’ acceptances, time deposits, bank notes and deposit notes. Payment on securities of foreign branches and subsidiaries may be a general obligation of the parent bank or may be an obligation only of the issuing branch or subsidiary. The Fund will invest in these securities only if Fund management determines they are of comparable quality to other investments permissible for the Fund. The Fund will not invest more than 25% of its total assets (taken at market value at the time of each investment) in these obligations.

Repurchase Agreements; Purchase and Sale Contracts — The Fund may invest in money market securities pursuant to repurchase agreements. Under such agreements, the counterparty agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period.

Such agreements usually cover short periods, such as under a week. The Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of a default by the seller, the Fund ordinarily will retain ownership of the securities underlying the repurchase agreement, and instead of a contractually fixed rate of return, the rate of return to the Fund shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. In certain circumstances, repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller’s obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. From time to time, the Fund also may invest in money market securities pursuant to purchase and sale contracts. While purchase and sale contracts are similar to repurchase agreements, purchase and sale contracts are structured so as to be in substance more like a purchase and sale of the underlying security than is the case with repurchase agreements.

Other strategies. In addition to the main strategies discussed above, the Fund may use certain other investment strategies:

Foreign Short Term Debt Instruments — U.S. dollar-denominated commercial paper and other short term obligations issued by foreign entities. The Fund may purchase these securities only if Fund management determines that they are of comparable quality to the Fund’s U.S. investments.

Reverse Repurchase Agreements — the Fund sells a security to another party and agrees to buy it back at a specific time and price. The Fund may invest in reverse repurchase agreements involving the money market securities described above.

When Issued Securities, Delayed Delivery Securities and Forward Commitments — The Fund may buy or sell money market securities on a when issued, delayed delivery or forward commitment basis. In these transactions, the Fund buys or sells the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

The Fund may also lend its portfolio securities.

(c) Risks.

This section contains a summary discussion of the general risks of investing in the Fund. As with any fund, there can be no guarantee that the Fund will meet its objectives or that the Fund’s performance will be positive for any period of time.

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Outlined below are the main risks of investing in the Fund:

An investment in the Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Fund could lose money if the issuer of an instrument held by the Fund defaults or if short term interest rates rise sharply in a manner not anticipated by Fund management. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

Credit Risk — Credit risk is the risk that the issuer of a security owned by the Fund will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Fund’s investment in that issuer. While the Fund invests only in money market securities of highly rated issuers, those issuers may still default on their obligations.

Selection Risk — Selection risk is the risk that the securities that Fund management selects will underperform securities selected by other funds with similar investment objectives and investment strategies.

Interest Rate Risk — Interest rate risk is the risk that prices of money market securities owned by the Fund generally increase when interest rates decline and decrease when interest rates increase.

Share Reduction Risk — In order to maintain a constant net asset value of $1.00 per share, the Fund may reduce the number of shares held by its shareholders.

Income Risk — The Fund’s yield will vary as the short term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.

Foreign Market Risk — The Fund may invest in U.S. dollar denominated money market instruments and other short term debt obligations issued by foreign banks and similar institutions. Although the Fund will invest in these securities only if Fund management determines they are of comparable quality to the Fund’s U.S. investments, investing in securities of foreign issuers involves some additional risks that can also increase the chances that the Fund will lose money. These risks include the possibly higher costs of foreign investing, and the possibility of adverse political, economic or other developments. To the extent it invests in foreign markets, the Fund may be subject to risk because foreign exchanges generally have fewer investors and a smaller number of securities traded each day, which may make it difficult for the Fund to buy and sell securities on foreign exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Repurchase Agreements and Purchase and Sale Contracts Risk — the Fund buys a security from another party, which agrees to buy it back at an agreed time and price. If the seller fails to repurchase the security and the market value declines, the Fund may lose money.

The Fund may also be subject to certain other risks associated with its investments and investment strategies, including:

Borrowing Risk — The Fund may borrow for temporary purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund’s portfolio. Borrowing will cost the Fund interest expense and other fees. The cost of borrowing may reduce the Fund’s return.

Reverse Repurchase Agreement — The Fund may enter into reverse repurchase agreements with financial institutions. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. The Fund could lose money if it is unable to recover the securities and the value of the collateral held by the Fund is less than the value of the security. These events could trigger adverse tax consequences to the Fund.

Illiquid Securities — If the Fund buys illiquid securities, it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Securities Lending — The Fund may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

When Issued Securities, Delayed Delivery Securities, Forward Commitments — the Fund buys or sells these securities at an established price with payment and delivery taking place in the future. There is a risk that the security the Fund buys will lose value prior to its delivery, the security will not be issued or the other party will not meet its obligation.

Item 5. Management, Organization and Capital Structure.

(a)(1) Investment Adviser.

Fund Asset Management, L.P. (the “Manager”), manages the Fund’s investments and its business operations under the overall supervision of the Fund’s Board of Trustees. The Manager has the responsibility for making all investment decisions for the Fund.

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The Fund has entered into a management agreement (the “Management Agreement”) pursuant to which the Fund pays the Manager a fee at the annual rate of 0.500% of the Fund’s average daily net assets not exceeding $500 million; 0.425% of the average daily net assets exceeding $500 million but not exceeding $1 billion; and 0.375% of the average daily net assets exceeding $1 billion. For the fiscal year ended February 29, 2004, the Manager received a fee at the annual rate of 0.50% of the Fund’s average daily net assets.

Fund Asset Management, L.P. was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. Fund Asset Management and its affiliates had approximately $493 billion in investment company and other portfolio assets under management as of April 2004. The Manager’s administrative office address is 800 Scudders Mill Road, Plainsboro, New Jersey 08543-9011 and its mailing address is P.O. Box 9011, Princeton, New Jersey 08543-9011.

(a)(2) Portfolio Manager.

Richard J. Mejzak has been the portfolio manager and Vice President of the Fund since 2000. Mr. Mejzak has been a Director of Merrill Lynch Investment Managers, L.P., an affiliate of the Manager, since 2000 and was a Vice President thereof from 1995 to 2000.

(a)(3) Legal Proceedings.

Not Applicable.

(b) Capital Stock.

Not Applicable.

Item 6. Shareholder Information.

(a) Pricing of Fund Shares.

Shares are priced at net asset value (normally $1.00 per share). The net asset value of the Fund is determined by the Manager at 12 noon, Eastern time, on each business day the New York Stock Exchange (the “NYSE”) or New York banks are open for business immediately after the daily declaration of dividends. As a result of this procedure, the net asset value is determined each business day except for days on which both the NYSE and New York banks are closed. Both the NYSE and New York banks are closed on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The net asset value is determined under the “penny-rounding” method by adding the value of all securities and other assets in the portfolio, deducting the portfolio’s liabilities, dividing by the number of shares outstanding and rounding the result to the nearest whole cent.

The Fund values its portfolio securities with remaining maturities of 60 days or less on an amortized cost basis and values its securities with remaining maturities of greater than 60 days for which market quotations are readily available at market value. Other securities held by the Fund are valued at their fair value as determined in good faith by or under the direction of the Board of Trustees.

In accordance with the Securities and Exchange Commission (the “Commission”) rule applicable to the valuation of its portfolio securities, the Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less and will purchase instruments having remaining maturities of not more than 397 days (13 months), with the exception of U.S. Government Securities, which may have remaining maturities of up to 762 days (25 months). The Fund will invest only in securities determined by the Trustees to be of high quality with minimal credit risks. In addition, the Trustees have established procedures designed to stabilize, to the extent reasonably possible, the Fund’s price per share as computed for the purpose of redemptions at $1.00. Deviations of more than an insignificant amount between the net asset value calculated using market quotations and that calculated on a “penny-rounded” basis will be reported to the Trustees by the Manager. In the event the Trustees determine that a deviation exists which may result in material dilution or other unfair results to investors or existing shareholders, the Fund will take such corrective action as it regards as necessary and appropriate, including reducing the number of outstanding shares of the Fund by having each shareholder proportionately contribute shares to the Fund’s capital; the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends; or establishing a net asset value per share solely by using available market quotations. If the number of outstanding shares is reduced in order to maintain a constant penny-rounded net asset value of $1.00 per share, the

5

shareholders will contribute proportionately to the Fund’s capital. Each shareholder will be deemed to have agreed to such contribution by his or her investment in the Fund.

Since the net income of the Fund is determined and declared as a dividend immediately prior to each time the net asset value of the Fund is determined, the net asset value per share of the Fund normally remains at $1.00 per share immediately after each such dividend declaration. Any increase in the value of a shareholder’s investment in the Fund, representing the reinvestment of dividend income, is reflected by an increase in the number of shares of the Fund in his or her account and any decrease in the value of a shareholder’s investment may be reflected by a decrease in the number of shares in his or her account.

(b) Purchase of Fund Shares.

As of October 14, 2000, shares of the Fund are no longer offered for sale to the public. Shareholders who purchased shares through Capital Builder Accounts®, Life Management ServiceSM Accounts and Emerging InvestorSM Accounts (the “Account Holders”) became participants in the Merrill Lynch Cash Management Account® (the “CMA® Account”) as of October 14, 2000.

(c) Redemption of Fund Shares.

The Fund is required to redeem for cash all full and fractional shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after receipt by the Transfer Agent of proper notice of redemption as described in accordance with either the automatic or manual procedures set forth below. If notice is received by the Transfer Agent prior to the 12 noon, Eastern time, pricing on any business day, the redemption will be effective on that day. If the notice is received after 12 noon, Eastern time, the redemption will be effective on the next business day. Payment of the redemption proceeds will be made on the same day the redemption becomes effective.

The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Commission or during which the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

The value of shares of the Fund at the time of redemption may be more or less than the shareholder’s cost, depending in part on the market value of the securities held by the Fund at such time.

Redemption of Shares by CMA® Account Holders

Automatic Redemptions. Redemptions will be automatically effected by Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” or the “Distributor”) to satisfy debit balances in CMA® Accounts. Each CMA® Account will be automatically scanned for debits each business day prior to 12 noon, Eastern time. After application of any cash balances in the account to these debits, shares of the Fund will be redeemed at net asset value at the 12 noon, Eastern time, pricing to the extent necessary to satisfy any remaining debits in such securities account. If the securities account is a margin account, margin loans will be utilized to satisfy debits remaining after the liquidation of all funds invested in the Fund.

Because of the high cost of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. This involuntary redemption does not apply to Uniform Gifts or Transfers to Minors Acts accounts.

Manual Redemptions. Shareholders may redeem shares of the Fund directly by submitting a written notice of redemption directly to Merrill Lynch or the selected dealer, which will submit the requests to the Fund’s Transfer Agent. Cash proceeds from the manual redemption of the Fund shares ordinarily will be mailed to the shareholder at his or her address of record, or upon request, mailed or wired (if $10,000 or more) to his or her bank account. Redemption requests should not be sent to the Fund or the Transfer Agent. If a redemption request is inadvertently sent to the Fund or the Transfer Agent, it will be forwarded to Merrill Lynch. The notice requires the signatures of all persons in whose name the shares are registered, signed exactly as their names appear on their statements. Shareholders desiring to effect manual redemptions should contact their Financial Advisor or registered representative.

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All redemptions of Fund shares will be confirmed to CMA®Account holders (rounded to the nearest share) in the transaction statement which is sent to all CMA® Account participants monthly.

Redemption of Shares by Non-CMA® Account holders

Shareholders may redeem shares of the Fund held in a Merrill Lynch securities account directly by submitting a written notice of redemption directly to Merrill Lynch, which will submit the requests to the Fund’s Transfer Agent.

Shareholders maintaining an account directly with the Transfer Agent may redeem shares of the Fund by submitting a written request by mail directly to the Transfer Agent, Financial Data Services, Inc., P.O. Box 45290, Jacksonville, Florida 32232-5290. Redemption requests which are delivered other than by mail should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Cash proceeds from the manual redemption of Fund shares will be mailed to the shareholder at his address of record. Redemption requests should not be sent to the Fund or Merrill Lynch. If inadvertently sent to the Fund or Merrill Lynch, such redemption requests will be forwarded to the Transfer Agent. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Proper notice of redemption in the case of shares for which certificates have been issued may be accomplished by a written letter as noted above accompanied by certificates for the shares to be redeemed. The redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as their name(s) appear(s) on their monthly statement. The signature(s) on the redemption request must be guaranteed by an “eligible guarantor institution” as such is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent’s register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent’s register and (iii) the stencil address must not have changed within 30 days. In certain instances, additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority may be required.

A shareholder also may redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client’s bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days or share certificates have been issued on the account.

Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemptions may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

For shareholders redeeming with the Transfer Agent, payment generally will be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares in manual or automatic redemptions with respect to which good payment (e.g., cash, Federal funds or certified check drawn on a U.S. Bank) has not yet been received by Merrill Lynch or the selected dealer. The Fund may delay, or cause to be delayed, the payment of the redemption proceeds until such time as good payment has been collected for the purchase of such shares. Normally, this delay will not exceed 10 days. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

(d) Dividends and Distributions.

Dividends are declared and reinvested daily in the form of additional shares at net asset value. You will begin accruing dividends on the day following the date your purchase becomes effective. Shareholders will receive statements monthly as to such reinvestments. Shareholders redeeming their holdings will receive all dividends declared and reinvested through the date of redemption.

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(e) Tax Consequences.

The Fund intends to make distributions most of which will be taxed as ordinary income although the Fund may distribute capital gains as well. Capital gains paid by the Fund, if any, may be taxable to you at different rates, depending, in part, on how long the Fund held the assets sold.

You will pay tax on dividends from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. Recently enacted legislation reduces the tax rate on certain dividend income and long-term capital gains. However, to the extent the Fund’s distributions are derived from income on short-term debt securities and short-term capital gain, the Fund’s distributions will not be eligible for this reduced dividend tax rate.

If the value of assets held by the Fund declines, the Trustees may authorize a reduction in the number of outstanding shares in shareholders’ accounts so as to preserve a net asset value of $1.00 per share. After such a reduction, the basis of your eliminated shares would be added to the basis of your remaining Fund shares, and you could recognize a capital loss if you disposed of your shares at that time. Dividends from the Fund, including dividends reinvested in additional shares of the Fund, will nonetheless be fully taxable, even if the number of shares in your account has been reduced as described above.

If you are neither a lawful permanent resident nor a citizen of the United States or if you are a foreign entity, the Fund’s ordinary income dividends (which include distributions of the excess of net short term capital gains over net long term capital losses) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

By law, your dividends and redemption proceeds will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number.

This section summarizes some of the consequences under current Federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in the Fund under all applicable tax laws.

Item 7. Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) Rule 12b-1 Fees.

The Fund has adopted a Distribution and Shareholder Servicing Plan in compliance with Rule 12b-1 under the Investment Company Act (the “Plan”) pursuant to which Merrill Lynch receives a fee from the Fund at the end of each month at the annual rate of 0.125% of average daily net assets of the Fund attributable to CMA® Account holders, to investors otherwise maintaining securities accounts at Merrill Lynch and to investors maintaining accounts directly with the Transfer Agent, except that the value of Fund shares in accounts maintained directly with the Transfer Agent that are not serviced by Merrill Lynch Financial Advisors will be excluded. The Plan reimburses Merrill Lynch only for actual expenses incurred in the fiscal year in which the fee is paid. The Merrill Lynch fee is to compensate Merrill Lynch Financial Advisors and other directly involved Merrill Lynch personnel for providing, or arranging for the provision of direct personal services to shareholders. The fee is not compensation for the administrative and operational services rendered to the shareholders by Merrill Lynch that are covered by the Management Agreement between the Fund and the Manager.

(c) Multiple Class and Master Feeder Funds. Not Applicable.

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PART B

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 9. Cover Page and Table of Contents.

CBA® Money Fund
P.O. Box 9011, Princeton, New Jersey 08543-9011 • Phone No. (609) 282-2800

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of CBA Money Fund (the “Fund”), dated June 3, 2004, as it may be revised from time to time (the “Fund’s Part A”). The Fund’s Part A is incorporated herein by reference and this Part B is incorporated by reference in the Fund’s Part A.

The Fund’s audited financial statements are incorporated in this Part B by reference to the Fund’s 2004 Annual Report to shareholders. You may request a copy of the Annual Report at no charge by calling 1-800-221-7210 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

Item 10. Fund History.

(a) The Fund was organized as an unincorporated business trust under the laws of Massachusetts on March 29, 1983. (b) Not applicable.

Item 11. Description of the Fund and its Investments and Risks. The following information supplements and should be read in conjunction with Item 4 of the Fund’s Part A.

(a) Classification.

The Fund is a diversified, open-end registered investment management company.

(b) Investment Strategies and Risks.

The investment objectives of the Fund are to seek current income, preservation of capital and liquidity available from investing in a diversified portfolio of short-term money market securities. There can be no assurance that the Fund’s investment objectives will be achieved. The investment objectives are fundamental policies of the Fund that may not be changed without the approval of a majority the holders of the Fund’s outstanding securities (as defined below).

9

The Fund’s investments in short-term Government Securities and Government agency securities will be in instruments with a remaining maturity of 762 days (25 months) or less. The Fund’s other investments will be in instruments with a remaining maturity of 397 days (13 months) or less that have received a short-term rating or that have been issued by issuers that have received a short-term rating with respect to a class of debt obligations that are comparable in priority and security with the instruments, from the requisite nationally recognized statistical rating organizations (“NRSROs”) in one of the two highest short-term rating categories or, if neither the instrument nor its issuer is so rated, will be of comparable quality as determined by the Board of Trustees of the Fund or by Fund Asset Management, L.P. (the “Manager” or “FAM”) pursuant to delegated authority. Currently, there are three NRSROs: Fitch Ratings, Moody’s Investors Service, Inc. and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. The Fund will determine the remaining maturity of its investments in accordance with Commission regulations. The dollar-weighted average maturity of the Fund’s portfolio will not exceed 90 days.

Investment in Fund shares offers several potential benefits. The Fund seeks to provide as high a yield potential as is available through investment in short-term money market securities utilizing professional money market management, block purchases of securities and yield improvement techniques. It provides high liquidity because of its redemption features and seeks the reduced risk that generally results from diversification of assets. There can be no assurance that the investment objectives of the Fund will be realized. Certain expenses are borne by investors, including advisory and management fees, administrative costs and operational costs.

In managing the Fund, the Manager will employ a number of professional money management techniques, including varying the composition of investments and the average maturity of the portfolio based on its assessment of the relative values of the various securities and future interest rate patterns. These assessments will respond to changing economic and money market conditions and to shifts in fiscal and monetary policy. The Manager also will seek to improve yield by taking advantage of yield disparities that regularly occur in the money market. For example, market conditions frequently result in similar securities trading at different prices. Also, there frequently are differences in yields between the various types of money market securities. The Fund seeks to enhance yield by purchasing and selling securities based on these yield differences.

The following is a description of some of the types of money market securities in which the Fund may invest:

U.S. Government Securities. Marketable securities issued by or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the United States.

U.S. Government Agency Securities. Debt securities issued by U.S. Government-sponsored enterprises, Federal agencies and certain international institutions that are not direct obligations of the United States but involve U.S. Government sponsorship or guarantees by U.S. Government agencies or enterprises. The U.S. Government is not obligated to provide financial support to these instrumentalities.

Bank Money Instruments. Obligations of commercial banks, savings banks, savings and loan associations or other depository institutions such as certificates of deposit, including variable rate certificates of deposit, time deposits, deposit notes, bank notes and bankers’ acceptances. The savings banks and savings and loan associations must be organized and operating in the United States. The obligations of commercial banks may be issued by U.S. banks, foreign branches of U.S. banks (“Eurodollar” obligations) or U.S. branches of foreign banks (“Yankeedollar” obligations). Eurodollar and Yankeedollar obligations may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulation.

Eurodollar and Yankeedollar obligations, as well as obligations of foreign depository institutions and short term obligations issued by other foreign entities, involve additional investment risks from the risks of obligations of U.S. issuers. Such investment risks include adverse political and economic developments, the possible imposition of withholding taxes on interest income payable on such obligations, the possible seizure or nationalization of foreign deposits and the possible establishment of exchange controls or other foreign governmental laws or restrictions which might adversely affect the payment of principal and interest. Generally the issuers of such obligations are subject to few or none of the U.S. regulatory requirements applicable to U.S. issuers. Foreign branches of U.S. banks may be subject to less stringent reserve requirements than U.S. banks. U.S. branches of foreign banks are subject to

10

the reserve requirements of the states in which they are located. There may be less publicly available information about a U.S. branch or subsidiary of a foreign bank or other issuer than about a U.S. bank or other issuer, and such entities may not be subject to the same accounting, auditing and financial record keeping standards and requirements as U.S. issuers. Evidence of ownership of Eurodollar and foreign obligations may be held outside the United States, and the Fund may be subject to the risks associated with the holding of such property overseas. Eurodollar and foreign obligations of the Fund held overseas will be held by foreign branches of the Fund’s custodian or by other U.S. or foreign banks under subcustodian arrangements complying with the requirements of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Manager will carefully consider the above factors in making investments in Eurodollar obligations, Yankeedollar obligations of foreign depository institutions and other foreign short term obligations and will not knowingly purchase obligations which, at the time of purchase, are subject to exchange controls or withholding taxes. Generally, the Fund will limit its Yankeedollar investments to obligations of banks organized in Canada, France, Germany, Japan, the Netherlands, Switzerland, the United Kingdom and other industrialized nations. As discussed in the Prospectus, the Fund may also invest in U.S. dollar-denominated commercial paper and other short term obligations issued by foreign entities. Such investments are subject to quality standards similar to those applicable to investments in comparable obligations of domestic issues. Investments in foreign entities generally involve the same risks as those described above in connection with investments in Eurodollar and Yankeedollar obligations and obligations of foreign depository institutions and their foreign branches and subsidiaries.

Bank money instruments in which the Fund invests must be issued by depository institutions with total assets of at least $1 billion, except that up to 10% of the Fund’s total assets (taken at market value) may be invested in certificates of deposit of smaller institutions if such certificates of deposit are Federally insured.

Commercial Paper and Other Short-Term Obligations. Commercial paper (including master notes and funding agreements), which refers to short term unsecured promissory notes issued by corporations, partnerships, trusts or other entities to finance short term credit needs and non-convertible debt securities (e.g., bonds and debentures) with no more than 397 days (13 months) remaining to maturity at the date of purchase. Short-term obligations issued by trusts, corporations, partnerships or other entities include mortgage-related or asset-backed debt instruments, including pass-through certificates such as participations in, or bonds and notes backed by, pools of mortgage, credit card, automobile or other types of receivables. These structured financings will be supported by sufficient collateral and other credit enhancements, including letters of credit, insurance, reserve funds and guarantees by third parties, to enable such instruments to obtain the requisite quality rating by an NRSRO.

Foreign Bank Money Instruments. U.S. dollar-denominated obligations of foreign depository institutions and their foreign branches and subsidiaries, such as certificates of deposit, bankers’ acceptances, time deposits and deposit notes. The obligations of such foreign branches and subsidiaries may be the general obligation of the parent bank or may be limited to the issuing branch or subsidiary by the terms of the specific obligation or by government regulation. Such investments will only be made if determined to be of comparable quality to other investments permissible for the Fund. The Fund will not invest more than 25% of its total assets (taken at market value at the time of each investment) in these obligations.

Repurchase Agreements; Purchase and Sale Contracts. The Fund may invest in the money market securities described above pursuant to repurchase agreements. Under such agreements, the counterparty agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period. Such agreements usually cover short periods, such as under a week. The Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of a default by the seller, the Fund ordinarily will retain ownership of the securities underlying the repurchase agreement, and instead of a contractually fixed rate of return, the rate of return to the Fund shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. In certain circumstances, repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller’s obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. From time to time the Fund also may invest in money market securities pursuant to purchase and sale contracts. While purchase and sale contracts are similar to repurchase agreements, purchase and sale contracts are structured so as to be in substance more like a purchase and sale of the underlying security than is the case with repurchase agreements.

The following is a description of other types of investments or investment practices in which the Fund may invest or engage:

Foreign Short-Term Debt Instruments. U.S. dollar-denominated commercial paper and other short-term obligations issued by foreign entities. Such investments are subject to quality standards similar to those applicable to investments in comparable obligations of domestic issuers.

11

Reverse Repurchase Agreements. The Fund may enter into reverse repurchase agreements that involve the sale of money market securities held by the Fund, with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. During the time a reverse repurchase agreement is outstanding, the Fund will maintain a segregated custodial account containing U.S. Government or other appropriate high-grade debt securities having a value equal to the repurchase price.

Securities Lending. The Fund may lend securities with a value not exceeding 33 1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Fund maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. The Fund receives the income on the loaned securities. Where the Fund receives securities as collateral, the Fund receives a fee for its loans from the borrower and does not receive the income on the collateral. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Fund’s yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund is obligated to return the collateral to the borrower at the termination of the loan. The Fund could suffer a loss in the event the Fund must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, the Fund could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. The Fund could also experience delays and costs in gaining access to the collateral. The Fund may pay reasonable finder’s, lending agent, administrative and custodial fees in connection with its loans. The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) or its affiliates and to retain an affiliate of the Fund as lending agent. See “Brokerage Allocation and Other Practices.”

Forward Commitments. The Fund may purchase or sell money market securities on a forward commitment basis at fixed purchase or sale terms. The purchase of money market securities on a forward commitment basis involves the risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself; if yields increase, the value of the securities purchased on a forward commitment basis will generally decrease. A separate account of the Fund will be established with the Fund’s custodian consisting of cash or liquid money market securities having a market value at all times at least equal to the amount of the forward purchase commitment. The Fund may also sell money market securities on a forward commitment basis. By doing so, the Fund forgoes the opportunity to sell such securities at a higher price should they increase in value between the trade and settlement dates.

There can be no assurance that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Fund’s purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

Preservation of capital is a prime investment objective of the Fund, and while the types of money market securities in which the Fund invests generally are considered to have low principal risk, such securities are not completely risk free. There is a risk of the failure of issuers to meet their principal and interest obligations. With respect to repurchase agreements, purchase and sale contracts, reverse repurchase agreements and the lending of portfolio securities by the Fund, there is also the risk of the failure of the parties involved to repurchase at the agreed-upon price or to return the securities involved in such transactions, in which event the Fund may suffer time delays and incur costs or possible losses in connection with such transactions.

12

Rule 2a-7 under the Investment Company Act presently limits investments by the Fund in securities issued by any one issuer (other than the U.S. Government, its agencies or instrumentalities) ordinarily to not more than 5% of its total assets, or, in the event that such securities are not First Tier Securities (as defined in the Rule), not more than 1%. In addition, Rule 2a-7 requires that not more than 5% of the Fund’s total assets be invested in Second Tier Securities (as defined in the Rule). The Rule requires the Fund to be diversified (as defined in the Rule) other than with respect to government securities and securities subject to guarantee issued by a non-controlled person (as defined in the Rule).

(c) Fund Policies.

The Fund has adopted a number of restrictions and policies relating to the investment of its assets and its activities, which are fundamental policies and may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (which for this purpose means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). Among the more significant restrictions, the Fund may not:

(1)	purchase any securities other than (i) money market securities and (ii) other securities described under “Investment Objectives and Policies”;

(2)	invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any particular industry (other than U.S. Government securities, U.S. Government agency securities or domestic bank money instruments);

(3)	purchase the securities of any one issuer, other than the U.S. Government, its agencies or instrumentalities, if immediately after the purchase, more than 5% of the value of its total assets (taken at market value) would be invested in that issuer, except that, with respect to 25% of the value of the Fund’s total assets, the Fund may invest up to 10% of its total assets in bank money instruments or repurchase agreements with any one bank;

(4)	purchase more than 10% of the outstanding securities of an issuer, except that this restriction shall not apply to U.S. Government or Government agency securities, bank money instruments and repurchase agreements; or

(5)	enter into repurchase agreements if, as a result, more than 10% of its total assets (taken at market value at the time of each investment) would be subject to repurchase agreements maturing in more than seven days.

In addition, the Fund has adopted the following other fundamental restrictions and policies relating to the investment of its assets and its activities. The Fund may not:

(1)	make investments for the purpose of exercising control or management;

(2)	underwrite securities issued by other persons;

(3)	purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization;

(4)	purchase or sell real estate (other than money market securities secured by real estate or interests therein or money market securities issued by companies which invest in real estate or interests therein),

13

commodities or commodity contracts, interests in oil, gas or other mineral exploration or development programs;

(5)	purchase any securities on margin, except for the use of short term credit necessary for clearance of purchase and sales of portfolio securities;

(6)	make short sales of securities or maintain a short position or write, purchase or sell puts, calls, straddles, spreads or combinations thereof;

(7)	make loans to other persons, provided that the Fund may purchase money market securities or enter into repurchase agreements or purchase and sale contracts and lend securities owned or held by it pursuant to (8) below;

(8)	lend its portfolio securities in excess of 33 1/3% of its total assets, taken at market value, provided that such loans are made according to the guidelines set forth below;

(9)	borrow amounts in excess of 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (the borrowing provisions shall not apply to reverse repurchase agreements). (Usually only “leveraged“investment companies may borrow in excess of 5% of their assets; however, the Fund will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities. The Fund will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.);

(10)	mortgage, pledge, hypothecate or in any manner transfer (except as provided in (8) above) as security for indebtedness any securities owned or held by the Fund except as may be necessary in connection with borrowings referred to in investment restriction (9) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of the Fund’s net assets, taken at market value;

(11)	invest in securities with legal or contractual restrictions on resale (except for repurchase agreements) or for which no readily available market exists if, regarding all such securities, more than 10% of its net assets (taken at market value) would be invested in such securities;

(12)	invest in securities of issuers (other than U.S. Government agency securities) having a record, together with predecessors, of less than three years of continuous operation if, regarding all such securities, more than 5% of its total assets (taken at market value) would be invested in such securities;

(13)	invest in securities or investments referred to in investment restriction (11) above and investment restriction (5) on the previous page if, regarding all such securities and investments, more than 10% of the Fund’s total assets (taken at market value) would be invested in such securities or investments;

(14)	enter into reverse repurchase agreements if, as a result thereof, the Fund’s obligations with respect to reverse repurchase agreements would exceed one third of its net assets (defined to be total assets, taken at market value, less liabilities other than reverse repurchase agreements);

(15)	purchase or retain the securities of any issuer, if those individual officers and Trustees of the Fund, Merrill Lynch Investment Managers, L.P. (“MLIM”) or any subsidiary thereof each owning beneficially more than 1/2 of 1% of the securities of such issuer own in the aggregate more than 5% of the securities of the issuer; and

(16)	issue senior securities to the extent such issuance would violate applicable law.

(d) Temporary Defensive Positions.

14

The Fund may borrow in an amount not to exceed 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (the borrowing provisions shall not apply to reverse repurchase agreements). The Fund will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities. The Fund will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.

(e) Portfolio Turnover. Not Applicable.

Item 12. Management of the Fund.

(a) Management Information.

The Board of Trustees of the Fund consists of seven individuals, six of whom are not “interested persons” of the Fund as defined in the Investment Company Act (the “non-interested Trustees”). The Trustees are responsible for the overall supervision of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Each non-interested Trustee is a member of the Fund’s Audit and Oversight Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Fund’s independent accountants, including the resolution of disagreements regarding financial reporting between Fund management and such independent accountants. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Fund; (ii) discuss with the independent accountants certain matters relating to the Fund’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Fund’s accounting and financial reporting policies and practices and internal controls and Fund management’s responses thereto. The Board of the Fund has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended February 29, 2004.

Each non-interested Trustee is also a member of the Fund’s Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Fund and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Fund’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by Fund shareholders as it deems appropriate. Shareholders in the Fund who wish to recommend a nominee should send nominations to the Secretary of the Fund that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee is newly formed and met once during the Fund’s fiscal year ended February 29, 2004.

(b) Board of Trustees.

Biographical Information. Certain biographical and other information relating to the non-interested Trustees of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Manager and its affiliate, MLIM, (“MLIM/FAM-advised funds”) and other public directorships.

Name, Address* and Age of Trustee	Position(s) Held with the Fund	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Ronald W. Forbes (63)	Trustee	Trustee since 1983	Professor Emeritus of Finance, School of
Business, State University of New York
at Albany since 2000 and Professor thereof
from 1989 to 2000; International Consultant,
Urban Institute, Washington, D.C.
			from 1995 to 1999.	49 registered investment companies consisting of 49 portfolios	None

Cynthia A. Montgomery (51)	Trustee	Trustee since 1995	Professor, Harvard Business School since 1989;
Associate Professor, J.L. Kellogg Graduate School
of Management, Northwestern University from 1985
to 1989; Associate Professor, Graduate School of
Business Administration, University of Michigan
			from 1979 to 1985.	49 registered investment companies consisting of 49 portfolios	Newell Rubbermaid Inc. (manufacturing)

15

Name, Address* and Age of Trustee	Position(s) Held with the Fund	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Kevin A. Ryan (71)	Trustee	Trustee since 1992	Founder and currently Director Emeritus
of the Boston University Center for the
Advancement of Ethics and Character
and Director thereof from 1989 to 1999;
Professor from 1982 to 1999 and currently
Professor Emeritus of Education of Boston
University; formerly taught on the faculties
of The University of Chicago, Stanford
			University and Ohio State University.	49 registered investment companies consisting of 49 portfolios	None

Roscoe S. Suddarth (68)	Trustee	Trustee since 2000	President, Middle East Institute, from 1995
to 2001; Foreign Service Officer, United
States Foreign Service, from 1961 to 1995;
Career Minister, from 1989 to 1995; Deputy
Inspector General, U.S. Department of State, from
1991 to 1994; U.S. Ambassador to the Hashemite
			Kingdom of Jordan, from 1987 to 1990.	49 registered investment companies consisting of 49 portfolios	None

Richard R. West (66)	Trustee	Trustee since 1984	Professor of Finance since 1984, Dean from 1984 to 1993 and currently Dean Emeritus of New York University Leonard N. Stern School of Business Administration.	49 registered investment companies consisting of 49 portfolios	Bowne & Co., Inc. (financial printers); Vornado Realty Trust, Inc. (real estate holding company); Vornado Operating Company (real estate company); Alexander’s, Inc. (real estate company)

Edward D. Zinbarg (69)	Trustee	Trustee since 2000	Self-employed financial consultant since
1994; Executive Vice President of the
Prudential Insurance Company of America from
1988 to 1994; Former Director of Prudential
Reinsurance Company and former Trustee of the
			Prudential Foundation.	49 registered investment companies consisting of 49 portfolios	None

*	The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Fund’s by-laws, charter or by statute.

16

Certain biographical and other information relating to the Trustee who is an officer and an “interested person” of the Fund as defined in the Investment Company Act (the “interested Trustee”) and to the other officers of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised funds and public directorships held.

Name, Address* and Age	Position(s) Held with the Fund	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Terry K. Glenn (63)***	President	President and Trustee**** since 1999	President of the MLIM/FAM-advised funds since 1999; Chairman (Americas Region) of MLIM from 2000 to 2002; Executive Vice President of MLIM and FAM (which terms as used herein include their corporate predecessors) from 1983 to 2002; President of FAM Distributors, Inc. (“FAMD” or the “Distributor”) from 1986 to 2002 and Director thereof from 1991 to 2002; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) from 1993 to 2002; President of Princeton Administrators, L.P. from 1988 to 2002; Director of Financial Data Services, Inc. from 1985 to 2002.	126 registered investment companies consisting of 161 portfolios	None

Donald C. Burke (43)	Vice President and Treasurer	Vice President since 1993 and Treasurer since 1999	First Vice President of MLIM and FAM since 1997 and the Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton
			Services since 1999; Vice President of FAMD since 1999; Vice President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM since 1990.	125 registered investment companies consisting of 160 portfolios	None

Richard J. Mejzak (34)	Vice President and Portfolio Manager	Vice President since 2000	Director of MLIM since 2000 and Vice President thereof from 1995 to 2000.	5 registered investment company consisting of 3 portfolio	None

Phillip S. Gillespie (40)	Secretary	Secretary since 2001	First Vice President of MLIM since 2001; Director of MLIM from 2000 to 2001; Vice President of MLIM from 1999 to 2000 and Attorney associated with MLIM since 1998; Assistant General Counsel of LGT Asset Management, Inc. from 1997 to 1998; Senior Counsel and Attorney in Division of Investment Management and the Office of General Counsel at the U.S. Securities and Exchange Commission from 1993 to 1997.	125 registered investment companies consisting of 160 portfolios	None

(footnotes on following page)

17

*	The address for each officer listed is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	Elected by and serves at the pleasure of the Board of Trustees of the Fund.
***	Mr. Glenn is an “interested person,” as defined in the Investment Company Act, of the Fund based on his former positions with FAM, MLIM, FAMD, Princeton Services and Princeton Administrators, L.P.
****	As a Trustee, Mr. Glenn serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Fund’s by-laws, charter or by statute.

Share Ownership. Information relating to each Trustee’s share ownership in the Fund and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee (“Supervised Merrill Lynch Funds”) as of December 31, 2003 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity in the Fund	Aggregate Dollar Range of Securities in Supervised Merrill Lynch Funds
Interested Trustee:
Terry K. Glenn	None	over $ 100,000
Non-Interested Trustees:
Ronald W. Forbes	None	over $ 100,000
Cynthia A. Montgomery	None	over $ 100,000
Kevin A. Ryan	None	over $ 100,000
Roscoe S. Suddarth	None	over $ 100,000
Richard R. West	None	over $ 100,000
Edward D. Zinbarg	None	over $ 100,000

As of May 14, 2004, the Trustees and officers of the Fund as a group owned no shares of beneficial interest in the Fund. As of December 31, 2003, none of the non-interested Trustees of the Fund or their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. (“ML & Co.”).

In connection with its consideration of the Management Agreement, the Board of Trustees of the Fund compared the Fund’s management fee rates and expense ratios to those of comparable funds. The Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Fund the Manager under the Management Agreement, as well as other services to be provided by the Manager and its affiliates under other agreements, and the personnel who provide these services (as set forth in this Part B). In addition to management services, the Manager and its affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Fund. Based on their experience as trustees of the Fund and a number of other funds advised by the Manager or its affiliates, the Trustees concluded that the services provided in all areas was of a high level and that the Fund benefits from those services. The Board also considered the Manager’s costs of providing services, and the direct and indirect benefits to the Manager from its relationship with the Fund, including the Fund’s profitability to the Manager.

In reviewing the Management Agreement, the Board focused on the experience, resources and strengths of the Manager and its affiliates in managing investment companies that invest in taxable money market securities, including short term U.S. government and government agency securities. The Board concluded that the Manager has a high level of expertise in managing the types of investments used by the Fund and that the Fund benefits from that expertise. The Trustees, based on their experience as trustees of other investment companies managed by the Manager and its affiliates as well as of the Fund, also focused on the quality of the compliance and administrative staff at the Manager. The Board noted that, in addition to the analysts and compliance personnel dedicated to the taxable money market management group, the Manager also has a separate administrative legal and compliance staff to ensure a high level of quality in the compliance and administrative services provided to the Fund.

In connection with its consideration of the Management Agreement, the Board emphasized the Fund’s management fee rate and expense ratios as compared to those of comparable open end money market funds as provided by Lipper Inc. The Board compared the Fund’s management fee rate and expense ratios to those of comparable funds. The Board took into account the various services provided to the Fund by the Manager and its affiliates, as well as the services required to manage a portfolio of U.S. government money market securities, including the use of yield management techniques, and to maintain a stable $1.00 net asset value per share. The Board reviewed the Fund’s contractual management fee and concluded that the total fee was at the median of the other funds’ contractual management fees. The Board also noted that the Fund’s actual management fee rate, including the management and administrative components and the effects of any fee waivers, was somewhat above the median of the comparable funds in its category. The Board also reviewed the Fund’s overall expenses and compared them to other funds in the category. The Board concluded that these expenses, which were somewhat above the median of the other funds in the category, were reasonable compared to those of the of other, similar funds. Finally, the Board reviewed the Fund’s historical performance and determined that it was within the first or second quartile for all periods reviewed and compared well to that of other similarly managed money market funds. Based on the information reviewed and its discussions, the Board, including all of the non-interested Trustees, concluded that the management fee rate was reasonable in relation to the services provided to the Fund by the Manager as well as the costs and benefits gained by the Manager in providing such services.

The Board considered whether there should be changes in the management fee rate or structure in order to enable the Fund to participate in any economies of scale that the Manager may experience as a result of growth in the Fund’s assets. The Board determined that the current management fee structure, which includes breakpoints that reduce the Fund’s management fee as its assets increase, was reasonable and that changes were not currently necessary. The non-interested Trustees were represented by independent counsel who assisted them in their deliberations.

(c) Compensation.

The Fund pays each non-interested Trustee a combined fee of $4,400 per year for service on the Board and the Audit Committee plus $200 per in-person Board meeting attended and $200 per in-person Audit Committee meeting attended. The Chairman of the Audit Committee receives an additional amount of $1,000 per year. The Fund reimburses each non-interested Trustee for his or her out-of-pocket expenses relating to attendance at Board and Audit and/or Nominating Committee meetings.

The following table shows the compensation earned by the non-interested Trustees for the fiscal year ended February 29, 2004 and also the aggregate compensation paid to them by all MLIM/FAM-advised funds for the calendar year ended December 31, 2003.

18

Name	Compensation From Fund	Pension or Retirement Benefits Accrued as part of Fund Expenses	Aggregate Compensation from Fund and Other FAM/MLIM- Advised Funds**
Ronald W. Forbes*	$7,083	None	$272,592
Cynthia A. Montgomery	$6,000	None	$251,925
Charles C. Reilly*†	$5,700	None	$206,617
Kevin A. Ryan	$6,000	None	$251,925
Roscoe S. Suddarth	$6,000	None	$251,925
Richard R. West	$6,000	None	$251,925
Edward D. Zinbarg	$6,000	None	$251,925

*	Co-Chairman of the Audit Committee.
**	For the number of MLIM/FAM-advised funds from which each Trustee receives compensation, see the table beginning on page 15.
†	Mr. Reilly retired as a Trustee effective January 1, 2004.

(d) Sales Load. Not Applicable.

(e) Code of Ethics.

The Board of Trustees of the Fund has approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Fund and the Manager. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund.

(f) Proxy Voting Policies.

The Fund’s Board of Trustees has delegated to the Manager authority to vote all proxies relating to the Fund’s portfolio securities. The Manager has adopted policies and procedures (“Proxy Voting Procedures”) with respect to the voting of proxies related to the portfolio securities held in the account of one or more of its clients, including the Fund. Pursuant to these Proxy Voting Procedures, the Manager’s primary objective when voting proxies is to make proxy voting decisions solely in the best interests of the Fund and its shareholders, and to act in a manner that the Manager believes is most likely to enhance the economic value of the securities held by the Fund. The Proxy Voting Procedures are designed to ensure that the Manager considers the interests of its clients, including the Funds, and not the interests of the Manager, when voting proxies and that real (or perceived) material conflicts that may arise between the Manager’s interest and those of the Manager’s clients are properly addressed and resolved.

In order to implement the Proxy Voting Procedures, the Manager has formed a Proxy Voting Committee (the “Committee”). The Committee is comprised of the Manager’s Chief Investment Officer (the “CIO”), one or more other senior investment professionals appointed by the CIO, portfolio managers and investment analysts appointed by the CIO and any other personnel the CIO deems appropriate. The Committee will also include two non-voting representatives from the Manager’s Legal department appointed by the Manager’s General Counsel. The Committee’s membership shall be limited to full-time employees of the Manager. No person with any investment banking, trading, retail brokerage or research responsibilities for the Manager’s affiliates may serve as a member of the Committee or participate in its decision making (except to the extent such person is asked by the Committee to present information to the Committee, on the same basis as other interested knowledgeable parties not affiliated with the Manager might be asked to do so). The Committee determines how to vote the proxies of all clients, including the Fund, that have delegated proxy voting authority to the Manager and seeks to ensure that all votes are consistent with the best interests of those clients and are free from unwarranted and inappropriate influences. The Committee establishes general proxy voting policies for the Manager and is responsible for determining how those policies are applied to specific proxy votes, in light of each issuer’s unique structure, management, strategic options and, in certain circumstances, probable economic and other anticipated consequences of alternate actions. In so doing, the Committee may determine to vote a particular proxy in a manner contrary to its generally stated policies. In addition, the Committee will be responsible for ensuring that all reporting and recordkeeping requirements related to proxy voting are fulfilled.

The Committee may determine that the subject matter of a recurring proxy issue is not suitable for general voting policies and requires a case-by-case determination. In such cases, the Committee may elect not to adopt a specific voting policy applicable to that issue. The Manager believes that certain proxy voting issues require investment analysis - such as approval of mergers and other significant corporate transactions - akin to investment decisions, and are, therefore, not suitable for general guidelines. The Committee may elect to adopt a common position for the Manager on certain proxy votes that are akin to investment decisions, or determine to permit the portfolio manager to make individual decisions on how best to maximize economic value for the Fund (similar to normal buy/sell investment decisions made by such portfolio managers). While it is expected that the Manager will generally seek to vote proxies over which the Manager exercises voting authority in a uniform manner for all the Manager’s clients, the Committee, in conjunction with the Fund’s portfolio manager, may determine that the Fund’s specific circumstances require that its proxies be voted differently.

To assist the Manager in voting proxies, the Committee has retained Institutional Shareholder Services (“ISS”). ISS is an independent adviser that specializes in providing a variety of fiduciary-level proxy-related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. The services provided to the Manager by ISS include in-depth research, voting recommendations (although the Manager is not obligated to follow such recommendations), vote execution, and recordkeeping. ISS will also assist the Fund in fulfilling its reporting and recordkeeping obligations under the Investment Company Act.

The Manager’s Proxy Voting Procedures also address special circumstances that can arise in connection with proxy voting. For instance, under the Proxy Voting Procedures, the Manager generally will not seek to vote proxies related to portfolio securities that are on loan, although it may do so under certain circumstances. In addition, the Manager will vote proxies related to securities of foreign issuers only on a best efforts basis and may elect not to vote at all in certain countries where the Committee determines that the costs associated with voting generally outweigh the benefits. The Committee may at any time override these general policies if it determines that such action is in the best interests of the Fund.

From time to time, the Manager may be required to vote proxies in respect of an issuer where an affiliate of the Manager (each, an “Affiliate”), or a money management or other client of the Manager (each, a “Client”) is involved. The Proxy Voting Procedures and the Manager’s adherence to those procedures are designed to address such conflicts of interest. The Committee intends to strictly adhere to the Proxy Voting Procedures in all proxy matters, including matters involving Affiliates and Clients. If, however, an issue representing a non-routine matter that is material to an Affiliate or a widely known Client is involved such that the Committee does not reasonably believe it is able to follow its guidelines (or if the particular proxy matter is not addressed by the guidelines) and vote impartially, the Committee may, in its discretion for the purposes of ensuring that an independent determination is reached, retain an independent fiduciary to advise the Committee on how to vote or to cast votes on behalf of the Manager’s clients.

In the event that the Committee determines not to retain an independent fiduciary, or it does not follow the advice of such an independent fiduciary, the powers of the Committee shall pass to a subcommittee, appointed by the CIO (with advice from the Secretary of the Committee), consisting solely of Committee members selected by the CIO. The CIO shall appoint to the subcommittee, where appropriate, only persons whose job responsibilities do not include contact with the Client and whose job evaluations would not be affected by the Manager’s relationship with the Client (or failure to retain such relationship). The subcommittee shall determine whether and how to vote all proxies on behalf of the Manager’s clients or, if the proxy matter is, in their judgment, akin to an investment decision, to defer to the applicable portfolio managers, provided that, if the subcommittee determines to alter the Manager’s normal voting guidelines or, on matters where the Manager’s policy is case-by-case, does not follow the voting recommendation of any proxy voting service or other independent fiduciary that may be retained to provide research or advice to the Manager on that matter, no proxies relating to the Client may be voted unless the Secretary, or in the Secretary’s absence, the Assistant Secretary of the Committee concurs that the subcommittee’s determination is consistent with the Manager’s fiduciary duties.

In addition to the general principles outlined above, the Manager has adopted voting guidelines with respect to certain recurring proxy issues that are not expected to involve unusual circumstances. These policies are guidelines only, and the Manager may elect to vote differently from the recommendation set forth in a voting guideline if the Committee determines that it is in the Fund’s best interest to do so. In addition, the guidelines may be reviewed at any time upon the request of a Committee member and may be amended or deleted upon the vote of a majority of Committee members present at a Committee meeting at which there is a quorum.

The Manager has adopted specific voting guidelines with respect to the following proxy issues:

•	Proposals related to the composition of the Board of Directors of issuers other than investment companies. As a general matter, the Committee believes that a company’s Board of Directors (rather than shareholders) is most likely to have access to important, nonpublic information regarding a company’s business and prospects, and is therefore best-positioned to set corporate policy and oversee management. The Committee, therefore, believes that the foundation of good corporate governance is the election of qualified, independent corporate directors who are likely to diligently represent the interests of shareholders and oversee management of the corporation in a manner that will seek to maximize shareholder value over time. In individual cases, the Committee may look at a nominee’s history of representing shareholder interests as a director of other companies or other factors, to the extent the Committee deems relevant.
•	Proposals related to the selection of an issuer’s independent auditors. As a general matter, the Committee believes that corporate auditors have a responsibility to represent the interests of shareholders and provide an independent view on the propriety of financial reporting decisions of corporate management. While the Committee will generally defer to a corporation’s choice of auditor, in individual cases, the Committee may look at an auditors’ history of representing shareholder interests as auditor of other companies, to the extent the Committee deems relevant.
•	Proposals related to management compensation and employee benefits. As a general matter, the Committee favors disclosure of an issuer’s compensation and benefit policies and opposes excessive compensation, but believes that compensation matters are normally best determined by an issuer’s board of directors, rather than shareholders. Proposals to “micro-manage” an issuer’s compensation practices or to set arbitrary restrictions on compensation or benefits will, therefore, generally not be supported.
•	Proposals related to requests, principally from management, for approval of amendments that would alter an issuer’s capital structure. As a general matter, the Committee will support requests that enhance the rights of common shareholders and oppose requests that appear to be unreasonably dilutive.
•	Proposals related to requests for approval of amendments to an issuer’s charter or by-laws. As a general matter, the Committee opposes poison pill provisions.
•	Routine proposals related to requests regarding the formalities of corporate meetings.
•	Proposals related to proxy issues associated solely with holdings of investment company shares. As with other types of companies, the Committee believes that a fund’s Board of Directors (rather than its shareholders) is best-positioned to set fund policy and oversee management. However, the Committee opposes granting Boards of Directors authority over certain matters, such as changes to a fund’s investment objective, that the Investment Company Act envisions will be approved directly by shareholders.
•	Proposals related to limiting corporate conduct in some manner that relates to the shareholder’s environmental or social concerns. The Committee generally believes that annual shareholder meetings are inappropriate forums for discussion of larger social issues, and opposes shareholder resolutions “micromanaging” corporate conduct or requesting release of information that would not help a shareholder evaluate an investment in the corporation as an economic matter. While the Committee is generally supportive of proposals to require corporate disclosure of matters that seem relevant and material to the economic interests of shareholders, the Committee is generally not supportive of proposals to require disclosure of corporate matters for other purposes.

Item 13. Control Persons and Principal Holders of Securities.

(a) Control Persons. Not Applicable.

(b) Principal Holders.

To the knowledge of the Fund, no person or entity owned beneficially 5% or more of the Fund’s shares as of May 14, 2004.

(c) Management Ownership.

As of May 14, 2004, the Trustees and officers of the Fund as a group owned an aggregate of less than 1% of the outstanding shares of the Fund.

Item 14. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 5 in the Fund’s Part A.

(a) Investment Adviser.

19

Organization of the Manager. The Manager is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services. ML & Co. and Princeton Services are “controlling persons” of the Manager as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

Management Fee. The Fund entered into a Management Agreement with the Manager, pursuant to which the Manager receives for its services to the Fund monthly compensation at the following annual rates:

Portion of average daily value of net assets:

Rate
Not exceeding $500 million	0.500%
In excess of $500 million but not exceeding $1 billion	0.425%
In excess of $1 billion	0.375%

The table below sets forth information about the total management fees payable by the Fund to the Manager for the periods indicated.

	Fiscal Year ended February 28/29,	Management Fee
	2004	$ 1,205,888
	2003	$ 2,005,415
	2002	$ 3,733,410

(b) Principal Underwriter.

The Fund’s shares are distributed by Merrill Lynch, a wholly-owned subsidiary of ML & Co. The principal business address of Merrill Lynch is World Financial Center, 250 Vesey Street, New York, New York 10007. As of October 14, 2000, shares of the Fund are no longer offered to the public.

(c) Services provided by Investment Advisor and Fund Expenses Paid by Third Parties.

Management Services. Subject to the supervision of the Board of Trustees, the Manager performs, or arranges for affiliates to perform, pursuant to the Management Agreement, the management and administrative services necessary for the operation of the Fund. The Manager and its affiliates will provide a variety of administrative and operational services to shareholders of the Fund, including processing services related to the redemption of shares and the general handling of shareholder relations. The Manager is responsible for the actual management of the Fund’s portfolio and reviews the Fund’s holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Manager, subject to review by the Trustees. The Manager provides the Fund with office space, equipment and facilities and such other services as the Manager, subject to supervision and review by the Trustees, shall from time to time determine to be necessary to perform its obligations under the Management Agreement.

20

Payment of Fund Expenses. The Management Agreement obligates the Manager to provide management services and to pay all compensation of and furnish office space for officers and employees of the Fund connected with investment and economic research, trading and investment management of the Fund, as well as the fees of all Trustees of the Fund who are affiliated persons of ML & Co. or any of its affiliates. The Fund pays all other expenses incurred in the operation of the Fund, including among other things: taxes, expenses for legal and auditing services, costs of preparing, printing, and mailing proxies, shareholder reports, prospectuses and statements of additional information, except to the extent paid by the distributors; charges of the custodian and the transfer agent; expenses of redemption of shares; Commission fees; expenses of registering the shares under Federal and state securities laws; fees and expenses of unaffiliated Trustees; accounting and pricing costs (including the daily calculations of net asset value); insurance; interest; brokerage costs; litigation and other extraordinary or non-recurring expenses; and other expenses properly payable by the Fund. Certain accounting services are provided for the Fund by State Street Bank and Trust Company (“State Street”) pursuant to an agreement between State Street and the Fund. The Fund will pay a fee for these services. In addition, the Fund will reimburse the Manager for certain additional accounting services.

Duration and Termination. Unless earlier terminated as described herein, the Management Agreement will continue in effect from year to year if approved annually (a) by the Board of Trustees of the Fund or by a majority of the outstanding shares of the Fund and (b) by a majority of the Trustees who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such agreement terminates upon assignment and may be terminated without penalty on 60 days’ written notice at the option of either party thereto or by vote of the shareholders of the Fund.


(d) Service Agreements.

Transfer Agency Services. Financial Data Services, Inc. (the “Transfer Agent”), 4800 Deer Lake East, Jacksonville, Florida 32246-6484, a subsidiary of ML & Co., acts as the Fund’s Transfer Agent pursuant to a Transfer Agency, Shareholder Servicing Agency and Proxy Agency Agreement (the “Transfer Agency Agreement”). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. Pursuant to the Transfer Agency Agreement, the Transfer Agent receives a fee of $15.00 per account and is entitled to reimbursement from the Fund for certain transaction charges and out-of-pocket expenses incurred by it under the Transfer Agency Agreement. Additionally, a $.20 monthly closed account charge will be assessed on all accounts which close during the calendar year. Application of this fee will commence the month following the month the account is closed. At the end of the calendar year, no further fees will be due. For purposes of the Transfer Agency Agreement, the term “account” includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co. For the fiscal years ended February 28, 2002, February 28, 2003 and February 29, 2004, the Fund paid the Transfer Agent fees of $1,287,407, $635,184 and $366,612, respectively.

Distribution Services. The Fund has entered into a distribution agreement with Merrill Lynch (the “Distribution Agreement”). The Distribution Agreement obligates Merrill Lynch to pay certain expenses in connection with the offering of the shares of the Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, Merrill Lynch will pay for the printing and distribution of copies thereof used in connection with the offering to investors. Merrill Lynch will also pay for other supplementary sales literature and advertising costs, if any. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Management Agreement described above. As of October 14, 2000, shares of the Fund are no longer offered for sale to the public.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP, 750 College Road East, Princeton, New Jersey 08540, has been selected as the independent registered public accounting firm of the Fund. The selection of independent registered public accounting firm is subject to approval by the non-interested Trustees of the Fund. The independent registered public accounting firm are responsible for auditing the annual financial statements of the Fund.

Custodian. State Street Bank and Trust Company in this capacity, (the “Custodian”), P.O. Box 1713, Boston, Massachusetts, 02101, acts as custodian of the Fund’s assets. The Custodian is responsible for safeguarding and controlling the Fund’s cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund’s investments.

21

Legal Counsel. Sidley Austin Brown &Wood LLP, 787 Seventh Avenue, New York, New York 10019, is counsel for the Fund.

Accounting Services Provider. The Fund has entered into an agreement with State Street, 500 College Road East, Princeton, New Jersey 08540, pursuant to which State Street provides certain accounting services to the Fund. The Fund pays a fee for these services. The Manager also to provides certain other accounting services to the Fund and the Fund reimburses the Manager for these services.

The table below shows the amounts paid by the Fund to State Street and to the Manager for accounting services for the periods indicated:

Fiscal year ended February 28/29,	Paid to State Street	Paid to the Manager
2004	$ 58,248	$ 5,124
2003	$ 83,899	$ 9,066
2002	$ 131,336	$ 17,026

(e) Other Investment Advice. Not Applicable.

(f) Dealer Reallowances. Not Applicable.

(g) Rule 12b-1 Plans.

The Fund has adopted a Distribution and Shareholder Servicing Plan in compliance with Rule 12b-1 under the Investment Company Act (the “Plan”) pursuant to which Merrill Lynch receives a distribution fee under the Distribution Agreement from the Fund at the end of each month at the annual rate of 0.125% of average daily net assets of the Fund attributable to participants in the Merrill Lynch Cash Management Account®, to investors otherwise maintaining securities accounts at Merrill Lynch and to investors maintaining accounts directly with the Transfer Agent, except that the value of Fund shares in accounts maintained directly with the Transfer Agent that are not serviced by Merrill Lynch Financial Advisors will be excluded. The Plan reimburses Merrill Lynch only for actual expenses incurred in the fiscal year in which the fee is paid. In the event that the aggregate payments received by Merrill Lynch under the Plan in any year should exceed the amount of the distribution and shareholder servicing expenditures incurred by Merrill Lynch, Merrill Lynch is required to reimburse the Fund the amount of such excess. The Merrill Lynch fee is to compensate Merrill Lynch Financial Advisors and other directly involved Merrill Lynch personnel for providing, or arranging for the provision of direct personal services to shareholders. The fee is paid to Merrill Lynch, which then determines, based on a number of criteria, how to allocate such fee among Merrill Lynch Financial Advisors and other Merrill Lynch affiliates. The fee is not compensation for the administrative and operational services rendered to the shareholders by Merrill Lynch that are covered by the Management Agreement between the Fund and the Manager. For the fiscal year ended February 29, 2004, $297,195 was paid to Merrill Lynch pursuant to the Plan (based on average daily net assets of approximately $241.9 million). All of the amounts were allocated to Merrill Lynch personnel and to related administrative costs.

The payment of the fee under the Distribution Agreement is subject to the provisions of the Plan and Rule
12b-1. Among other things, the Plan provides that Merrill Lynch shall provide, and the Trustees of the Fund shall review quarterly reports regarding the payment of the respective distribution fees during such period. In their consideration of the Plan, the Trustees must consider all factors they deem relevant, including information as to the benefits of the Plan to the Fund and its shareholders. The Plan further provides that, so long as the Plan remains in effect, the selection and nomination of Trustees of the Fund who are non-interested Trustees of the Fund shall be committed to the discretion of the non-interested Trustees then in office. The Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Trustees or by the vote of the holders of a majority of the outstanding voting securities of the Fund. Finally, the Plan cannot be amended to increase materially the amount to be spent by the Fund thereunder without shareholder approval, and all material amendments are required to be approved by vote of the Trustees of the Fund, including a majority of the non-interested Trustees, cast in person at a meeting called for that purpose.

22

(h) Other Service Providers. See (d) in this Item 14.

Item 15. Brokerage Allocation and Other Practices.

(a) Brokerage Transactions. See (c) in this Item 15.

(b) Commissions. Not applicable.

(c) Brokerage Selection.

The Fund has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities. Subject to policies established by the Board of Trustees and officers of the Fund, the Manager is primarily responsible for the Fund’s portfolio decisions and the placing of portfolio transactions. In placing orders, it is the policy of the Fund to obtain the best net results taking into account such factors as price (including the applicable dealer spread), the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities, and the firm’s risk in positioning the securities involved. While the Manager generally seeks reasonably competitive spreads or commissions, the Fund will not necessarily be paying the lowest spread or commission available. The Fund’s policy of investing in securities with short maturities will result in high portfolio turnover.

The money market securities in which the Fund invests are traded primarily in the over-the-counter (“OTC”) market. Bonds and debentures usually are traded OTC, but may be traded on an exchange. Where possible, the Fund will deal directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. Such dealers usually are acting as principals for their own accounts. On occasion, securities may be purchased directly from the issuer. The money market securities in which the Fund invests are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes. The cost of executing portfolio securities transactions of the Fund primarily will consist of dealer spreads. Under the Investment Company Act, persons affiliated with the Fund are prohibited from dealing with the Fund as principals in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the Commission. Since OTC transactions are usually principal transactions, affiliated persons of the Fund, including Merrill Lynch Government Securities, Inc. (“GSI”) and Merrill Lynch, may not serve as the Fund’s dealer in connection with such transactions except pursuant to the exemptive order described below. However, an affiliated person of the Fund may serve as its broker in OTC transactions conducted on an agency basis. The Fund may not purchase securities from any underwriting syndicate of which Merrill Lynch is a member, except in accordance with applicable rules under the Investment Company Act.

The Commission has issued an exemptive order permitting all Merrill Lynch-sponsored money market funds, including the Fund, to conduct principal transactions with GSI in U.S. Government and U.S. Government agency securities, with Merrill Lynch Money Markets Inc. (“MMI”), a subsidiary of GSI, in certificates of deposit and other short-term money market instruments and commercial paper and with Merrill Lynch in fixed income securities including medium term notes. This order contains a number of conditions, including conditions designed to insure that the price to the Fund from GSI, MMI or Merrill Lynch is at least as favorable as that available from other sources. GSI, MMI and Merrill Lynch have informed the Fund that they will in no way, at any time, attempt to influence or control the activities of the Fund or the Manager in placing such principal transactions. The exemptive order allows GSI, MMI or Merrill Lynch to receive a dealer spread on any transaction with the Fund no greater than its customary dealer spread for transactions of the type involved. Generally such spreads do not exceed 0.25% of the principal amount of the securities involved.

The number and dollar volume of such transactions engaged in by the Fund pursuant to the exemptive order are set forth in the following table:

Fiscal Year ended February 28/29,	Number	Dollar Volume
2004	19	$ 40.2 million
2003	13	$ 47.3 million
2002	12	$ 67.1 million

23

The Trustees of the Fund have considered the possibilities of recapturing for the benefit of the Fund expenses of possible portfolio transactions, such as dealer spreads and underwriting commissions, by conducting such portfolio transactions through affiliated entities, including GSI, MMI and Merrill Lynch. For example, dealer spreads received by GSI, MMI or Merrill Lynch on transactions conducted pursuant to the exemptive order described above could be offset against the management fee payable by the Fund to the Manager. After considering all factors deemed relevant, the Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time. The Manager has arranged for the Custodian to receive any tender offer solicitation fees on behalf of the Fund payable with respect to portfolio securities of the Fund.

The Fund does not expect to use one particular dealer, but, subject to obtaining the best net results, dealers who provide supplemental investment research (such as information concerning money market securities, economic data and market forecasts) to the Manager may receive orders for transactions of the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by the Manager under the Management Agreement and the expenses of the Manager will not necessarily be reduced as a result of the receipt of such supplemental information.

The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Fund also has retained an affiliated entity of the Manager as the securities lending agent (the “lending agent”) for a fee, including a fee based on a share of the returns on investment of cash collateral. For the fiscal years ended February 28, 2002 and 2003 and February 29, 2004, the lending agent received no securities lending fees from the Fund. In connection with securities lending activities, the lending agent may, on behalf of the Fund, invest cash collateral received by the Fund for such loans, among other things, in a private investment company managed by the lending agent or in registered money market funds advised by the Manager or its affiliates. If the Fund acquires shares in either the private investment company or an affiliated money market fund, shareholders would bear both their proportionate share of the Fund’s expenses, and indirectly, the expense of such other entities. However, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Fund. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Manager’s waiver of a portion of its management fee.

Securities held by the Fund also may be held by, or be appropriate investments for, other funds or clients (collectively referred to as “clients”) for which the Manager or MLIM acts as an investment adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for the Fund or other clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all by the Manager or MLIM. To the extent that transactions on behalf of more than one client of the Manager or MLIM during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

(d) Directed Brokerage. Not Applicable.

(e) Regular Broker-Dealers.

The value of the Fund’s aggregate holdings of the securities of its regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act) if any portion of such holdings were purchased during the fiscal year ended February 29, 2004 are as follows:

Regular Broker-Dealer	Debt (D) / Equity (E)	Aggregate Holdings (000's)

Morgan Stanley	D	2,910

Item 16. Capital Stock and Other Securities.

(a) Capital Stock.

The Fund is an unincorporated business trust organized on March 29, 1983 under the laws of Massachusetts. It is a diversified, open-end investment company. The Declaration of Trust establishing the Fund, as amended (the “Declaration of Trust”), permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest, par value $.10 per share, of a single class and to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Fund. Each share represents an equal proportionate interest in the Fund with each other share. Upon liquidation of the Fund, shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. Shares have no preemptive or conversion rights. The rights of redemption are described elsewhere herein. Shares are fully paid and non-assessable by the Fund.

Shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held in the election of Trustees (to the extent hereafter provided) and on other matters submitted to the vote of shareholders. There will normally be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders’ meeting for the election of Trustees. Shareholders may, in accordance with the terms of the Declaration of Trust, cause a meeting of shareholders to be held for the purpose of voting on the removal of Trustees. Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of Trustees can, if they choose to do so, elect all the Trustees of the Fund, in which event the holders of the remaining shares are unable to elect any person as a Trustee. No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Fund except under certain limited circumstances set forth in the Declaration of Trust.

(b) Other Securities. Not Applicable.

Item 17. Purchase, Redemption and Pricing of Shares.

The following information supplements and should be read in conjunction with Items 6 and 7 in the Fund’s Part A.

(a) Purchase of Shares.

As of October 14, 2000, shares of the Fund are no longer offered for sale to the public.

(b) Fund Reorganizations. Not Applicable.

24

(c) Offering Price.

The net asset value of the Fund is determined by the Manager at 12 noon, Eastern time, on each business day the NYSE or New York banks are open for business immediately after the daily declaration of dividends. As a result of this procedure, the net asset value is determined each day except for days on which both the NYSE and New York banks are closed. Both the NYSE and New York banks are closed on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The net asset value is determined under the “penny-rounding” method by adding the value of all securities and other assets in the portfolio, deducting the portfolio’s liabilities, dividing by the number of shares outstanding and rounding the result to the nearest whole cent.

The Fund values its portfolio securities with remaining maturities of 60 days or less on an amortized cost basis and values its securities with remaining maturities of greater than 60 days for which market quotations are readily available at market value. Other securities held by the Fund are valued at their fair value as determined in good faith by or under the direction of the Board of Trustees.

In accordance with the Commission rule applicable to the valuation of its portfolio securities, the Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less and will purchase instruments having remaining maturities of not more than 397 days (13 months), with the exception of U.S. Government Securities, which may have remaining maturities of up to 762 days (25 months). The Fund will invest only in securities determined by the Trustees to be of high quality with minimal credit risks. In addition, the Trustees have established procedures designed to stabilize, to the extent reasonably possible, the Fund’s price per share as computed for the purpose of redemptions at $1.00. Deviations of more than an insignificant amount between the net asset value calculated using market quotations and that calculated on a “penny-rounded” basis will be reported to the Trustees by the Manager. In the event the Trustees determine that a deviation exists which may result in material dilution or other unfair results to investors or existing shareholders, the Fund will take such corrective action as it regards as necessary and appropriate, including reducing the number of outstanding shares of the Fund by having each shareholder proportionately contribute shares to the Fund’s capital; the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends; or establishing a net asset value per share solely by using available market quotations. If the number of outstanding shares is reduced in order to maintain a constant penny-rounded net asset value of $1.00 per share, the shareholders will contribute proportionately to the Fund’s capital. Each shareholder will be deemed to have agreed to such contribution by his or her investment in the Fund.

Since the net income of the Fund is determined and declared as a dividend immediately prior to each time the net asset value of the Fund is determined, the net asset value per share of the Fund normally remains at $1.00 per share immediately after each such dividend declaration. Any increase in the value of a shareholder’s investment in the Fund, representing the reinvestment of dividend income, is reflected by an increase in the number of shares of the Fund in his or her account and any decrease in the value of a shareholder’s investment may be reflected by a decrease in the number of shares in his or her account.

Item 18. Dividends and Taxes.

Dividends.

Dividends are declared and reinvested daily in the form of additional shares at net asset value. Shareholders will receive statements monthly as to such reinvestments. Shareholders liquidating their holdings will receive on redemption all dividends declared and reinvested through the date of redemption, except that in those instances where shareholders request transactions that settle on a “same-day” basis (such as Federal Funds wire redemptions, branch office checks, transfers to other Merrill Lynch accounts and certain securities transactions) the Fund shares necessary to effect such transactions will be deemed to have been transferred to Merrill Lynch prior to the Fund’s declaration of dividends on that day. In such instances, shareholders will receive all dividends declared and reinvested through the date immediately preceding the date of redemption. Since the net income (including realized gains and losses on the portfolio assets) is declared as a dividend in shares prior to each time the net income of the Fund is determined, the net asset value per share of the Fund normally remains constant at $1.00.

25

Net income (from the time of the immediately preceding determination thereof) consists of (i) interest accrued and/or discount earned (including both original issue and market discount), (ii) plus or minus all realized gains and losses on portfolio securities, (iii) less amortization of premiums and the estimated expenses of the Fund applicable to that dividend period.

Taxes.

The Fund intends to continue to qualify for the special tax treatment afforded regulated investment companies (“RICs”) under the Internal Revenue Code of 1986, as amended (the “Code”). As long as the Fund so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains which it distributes to shareholders. The Fund intends to distribute substantially all of such income. If, in any taxable year, the Fund fails to qualify as a RIC under the Code, it would be taxed in the same manner as an ordinary corporation and all distributions from earnings and profits (as determined under U.S. Federal income tax principles) to its shareholders would be taxable as ordinary dividend income eligible for the maximum 15% tax rate for non-corporate shareholders and the dividends-received deduction for corporate shareholders.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general on an October 31 year end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Dividends paid by the Fund from its ordinary income or from an excess of net short term capital gains over net long term capital losses (together referred to hereafter as “ordinary income dividends”) are taxable to shareholders as ordinary income. Distributions made from an excess of net long term capital gains over net short term capital losses (“capital gain dividends”) are taxable to shareholders as long term capital gains, regardless of the length of time the shareholder has owned Fund shares. Recently enacted legislation reduces the tax rate on certain dividend income long term capital gain applicable to non-corporate shareholders for taxable years ending in or prior to 2008. Under these new rules, a certain portion of ordinary income dividends constituting “qualified dividend income” when paid by a RIC to non-corporate shareholders may be taxable to such shareholders at long-term capital gain rates. However, to the extent the Fund’s distribuitions are derived from income on short-term debt securities and short term capital gain, such distributions will not constitute qualified dividend income. Thus, ordinary income dividends paid by the Fund generally will not be eligible for taxation at the reduced rates.

Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Long-term capital gains (i.e., gains from a sale or exchange of capital assets held for more than one year) are generally taxed at preferential rates to non-corporate taxpayers. Generally not later than 60 days after the close of its taxable year, the Fund will provide its shareholders with a written notice designating the amounts of any capital gain dividends.

Ordinary income and capital gain dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. Distributions by the Fund, whether from ordinary income or capital gains, will not be eligible for the dividends received deduction allowed to corporations under the Code. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

If the value of assets held by the Fund declines, the Board of Trustees may authorize a reduction in the number of outstanding shares in shareholders’ accounts so as to preserve a net asset value of $1.00 per share. After such a reduction, the basis of eliminated shares would be added to the basis of shareholders’ remaining Fund shares, and any shareholders disposing of shares at that time may recognize a capital loss. Dividends, including dividends reinvested in additional shares of the Fund, will nonetheless be fully taxable, even if the number of shares in shareholders’ accounts has been reduced as described above.


26

A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments (“backup withholding”). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund’s knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amount withheld generally may be allowed as a refund or a credit against a shareholder’s Federal income tax liability.

Interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

Ordinary income dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisers concerning applicability of the U.S. withholding tax.

The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

Ordinary income and capital gain dividends may also be subject to state and local taxes. Certain states exempt from state income taxation dividends paid by RICs which are derived from interest on U.S. Government obligations. State law varies as to whether dividend income attributable to U.S. Government obligations is exempt from state income tax.

Shareholders are urged to consult their tax advisers regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of investment in the Fund.

Item 19. Underwriters.

(a) Distribution of Securities. Not applicable.

(b) Compensation. See Item 14(b).

(c) Other Payments. Not Applicable.

Item 20. Calculation of Performance Data.

The Fund computes its annualized yield in accordance with regulations adopted by the Commission by determining the net change in value, exclusive of capital changes and income other than investment income, for a seven-day base period for a hypothetical pre-existing account having a balance of one share at the beginning of the base period, subtracting a hypothetical shareholder account charge, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period return by 365 and then dividing by seven. This yield calculation does not take into consideration any realized or unrealized gains or losses on portfolio securities. The Commission also permits the calculation of a standardized effective or compounded yield. This is computed by compounding the unannualized base period return, which is done by adding one to the base period return, raising the sum to a power equal to 365 divided by seven, and subtracting one from the result. This compound yield calculation also excludes realized and unrealized gains or losses on portfolio securities.

The yield on the Fund’s shares normally will fluctuate on a daily basis. Therefore, the yield for any given past period is not an indication or representation by the Fund of future yields or rates of return on its shares. The yield is affected by such factors as changes in interest rates on the Fund’s portfolio securities, average portfolio maturity, the types and quality of portfolio securities held and operating expenses. The yield on Fund shares for various reasons may not be comparable to the yield on bank deposits, shares of other money market funds or other investments. The yield on Fund shares for the seven-day period ended February 29, 2004, calculated in accordance with Commission regulations, excluding gains and losses, was 0.26%.

27

On occasion, the Fund may compare its yield to (i) industry averages compiled by iMoneyNet Inc.’s Money Fund Report, a widely recognized independent publication that monitors the performance of money market mutual funds, (ii) the average yield reported by the Bank Rate Monitor National IndexTM for money market deposit accounts offered by the 100 leading banks and thrift institutions in the ten largest standard metropolitan statistical areas, (iii) yield data published by Lipper Analytical Services, Inc., (iv) the yield on an investment in 90-day Treasury bills on a rolling basis, assuming quarterly compounding or (v) performance data published by Morningstar, Inc., Money Magazine, U.S. News & World Report, BusinessWeek, CDA Investment Technology, Inc., Forbes Magazine and Fortune Magazine. As with yield quotations, yield comparisons should not be considered indicative of the Fund’s yield or relative performance for any future period.

The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund’s portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund’s performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments.

Item 21. Financial Statements.

The Fund’s audited financial statements are incorporated in this Statement of Additional Information by reference to its 2004 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-221-7210 between 8:30 a.m. and 5:30 p.m., Eastern time, on any business day.

28

Appendix A

DESCRIPTION OF DEBT RATINGS

Commercial Paper and Bank Money Instruments

Commercial paper with the greatest capacity for timely payment is rated A by Standard & Poor’s (“S&P”). Issues within this category are further redefined with designations 1, 2 and 3 to indicate the relative degree of safety; A-1, the highest of the three, indicates the degree of safety regarding timely payment is strong; A-2 indicates that the capacity for timely repayment is satisfactory; A-3 indicates that capacity for timely payment is adequate, however, they are more vulnerable to the adverse changes of circumstances than obligations rated A-1 or A-2.

Moody’s Investors Service, Inc. (“Moody’s”) employs the designations of Prime-1, Prime-2 and Prime-3 to indicate the relative capacity of the rated issuers to repay punctually. Prime-1 issues have a superior capacity for repayment. Prime-2 issues have a strong capacity for timely repayment, but to a lesser degree than Prime-1, Prime-3 issues have an acceptable capacity for repayment.

Fitch Ratings (“Fitch”) employs the rating F 1 to indicate issues regarded as having the strongest capacity for timely payment. The rating F 2 indicates a satisfaction capacity for timely payment. The rating F 3 indicates an adequate capacity for timely payment.

Corporate Bonds

Bonds rated AAA have the highest rating assigned by S&P to a debt obligation. Capacity to pay interest and repay principal is extremely strong. Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

Bonds rated Aaa by Moody’s are judged to be of the best quality. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. Bonds rated Aa are judged to be of high quality by all standards. They are rated lower than the best bonds because margins of protection may not be as large or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities. Moody’s applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Bonds rated AAA by Fitch are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events. Bonds rated AA are considered to be investment grade and of very high credit quality. The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA.

Ratings of Municipal Notes and Short-term Tax-Exempt Commercial Paper

Commercial paper with the greatest capacity for timely payment is rated A by Standard & Poor’s. Issues within this category are further redefined with designations 1, 2 and 3 to indicate the relative degree of safety; A-1 indicates the obligor’s capacity to meet its financial obligation is strong; issues that possess extremely strong safety characteristics will be given an A-1+ designation; A-2 indicates that the obligor’s capacity to meet its financial obligation is satisfactory. A Standard & Poor’s rating with respect to certain municipal note issues with a maturity of less than three years reflects the liquidity factors and market access risks unique to notes. SP-1, the highest note rating, indicates a strong capacity to pay principal and interest. Issues that possess a very strong capacity to pay debt service will be given an “SP-1+” designation. SP-2,

A-1

the second highest note rating, indicates a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

Moody’s employs the designations of Prime-1, Prime-2 and Prime-3 with respect to commercial paper to indicate the relative capacity of the rated issuers (or related supporting institutions) to repay punctually. Prime-l issues have a superior capacity for repayment. Prime-2 issues have a strong capacity for repayment, but to a lesser degree than Prime-1. Moody’s highest rating for short-term notes and VRDOs is MIG1/VMIG1; MIG-1/VMIG-1 denotes “superior credit quality”, enjoying “highly reliable liquidity support’ or “demonstrated broad-based access to the market for refinancing”; MIG2/VMIG2 denotes “strong credit quality” with margins of protection that are ample although not so large as MIG1/VMIG1.

Fitch employs the rating F-1+ to indicate short-term debt issues regarded as having the strongest degree of assurance for timely payment. The rating F-1 reflects an assurance of timely payment only slightly less in degree than issues rated F-1+. The rating F-2 indicates a satisfactory degree of assurance for timely payment, although the margin of safety is not as indicated by the F-1+ and F-1 categories.

A-2

PART C.

Item 22. Exhibits.

Exhibit Number		Description
(a)		Second Amended and Restated Declaration of Trust, dated June 13, 1984.(a)
(b)		Amended and Restated By-Laws of the Registrant, dated April 25, 2000.(b)
(c)		None.
(d)	(1)	Management Agreement between Registrant and Fund Asset Management, L.P.(a)
	(2)	Supplement to Management Agreement with Fund Asset Management, L.P.(c)
(e)		Omitted as per General Instruction B paragraph 2(b).
(f)		None.
(g)		Form of Custodian Agreement between Registrant and State Street Bank and Trust Company.(h)
(h)	(1)	Form of Transfer Agency, Shareholder Servicing Agency, and Proxy Agency Agreement between Registrant and Financial Data Services, Inc.(a)
	(2)	Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(e)
	(3)	Form of Securities Lending Agency Agreement between the Registrant and QA Advisers LLC, (now MLIM LLC) dated August 10, 2001.(g)

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
Exhibit Number	Description
(i)	Omitted as per General Instruction B paragraph 2(b) .
(j)	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.
(k)	Omitted as per General Instruction B paragraph 2(b) .
(l)	Certificate of Fund Asset Management, L.P.(a)
(m)	Form of Amended and Restated Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 between Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated.(i)
(n)	None.
(o)	Reserved.
(p)	Code of Ethics.(f)
(q)	Power of Attorney.(d)

(a)	Filed as an Exhibit to Post-Effective Amendment No. 13 to Registrant’s Registration Statement on Form N-1A, under the Securities Act of 1933, as amended (File No. 2-82766) (the “Registration Statement”) on June 27, 1995.
(b)	Filed as an Exhibit to Post-Effective Amendment No. 23 to the Registrant’s Registration Statement on Form N-1A, under the Investment Company Act of 1940, as amended (File No. 811-3703) on June 28, 2001.
(c)	Filed on June 29, 1994 as an Exhibit to Post-Effective Amendment No. 12 to the Registration Statement.
(d)	Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A of Merrill Lynch Utilities and Telecommunications Fund, Inc. (File No. 33-37103), filed on March 24, 2004.
(e)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775), filed on March 20, 2001.
(f)	Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Inflation Protected Fund (File No. 333-110936), filed on January 22, 2004.
(g)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 811-8721) filed on July 24, 2002.
(h)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust (File No. 33-49873) filed on October 30, 2001.
(i)	Filed on June 26, 2003, as Exhibit (m) to Post-Effective Amendment No. 25 to the Registration Statement.

Item 23. Persons Controlled by or under Common Control with Registrant.

The Registrant does not control, and is not under common control with, any person.

Item 24. Indemnification.

Section 5.3 of the Registrant’s Declaration of Trust provides as follows:

“The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from independent legal counsel approved by the Trustees to the effect that if either the matter of willful misfeasance, gross negligence or reckless disregard of duty, or the matter of good faith and reasonable belief as to the best interests of the Trust, had been adjudicated, it would have been adjudicated in favor of such person. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.”

Insofar as the conditional advancing of indemnification monies for actions based upon the Investment Company Act of 1940, as amended (the “Investment Company Act”) may be concerned, such payments will be made only on the following conditions: (i) the advances must be limited to amounts used, or to be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement; (ii) advances may be made only upon receipt of a written promise by, or on behalf of, the recipient to repay that amount of the advance which exceeds the amount to which it is ultimately determined he is entitled to receive from the Registrant

C-2

by reason of indemnification; and (iii) (a) such promise must be secured by a surety bond, other suitable insurance or an equivalent form of security which assures that any repayments may be obtained by the Registrant without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance, or (b) a majority of a quorum of the Registrant’s disinterested, non-party Trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that the recipient of the advance ultimately will be found entitled to indemnification.

In Section 10 of the Distribution Agreement relating to the securities being offered hereby, the Registrant agrees to indemnify the distributors and each person, if any, who controls the Distributors within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), against certain types of civil liabilities arising in connection with the Registration Statement or Prospectus.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Trustees, officers and controlling persons of the Registrant and the principal underwriter pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant and principal underwriter in connection with the successful defense of any action or proceeding) is asserted by such Trustee, officer or controlling person or the principal underwriter in connection with shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Business and Other Connections of the Investment Adviser.

Fund Asset Management, L.P. (the “Manager” or “FAM”) acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies.

Merrill Lynch Investment Managers, L.P. (“MLIM”), an affiliate of FAM, acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies and also acts as subadviser to certain other portfolios.

C-3

The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for Institutions Series is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665. The address of FAM, MLIM, Princeton Services, Inc. (“Princeton Services”) and Princeton Administrators, L.P. (“Princeton Administrators”) is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAM Distributors, Inc. (“FAMD”) is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch, Pierce, Fenner &Smith Incorporated (“Merrill Lynch”) and Merrill Lynch & Co., Inc. (“ML & Co.”) is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080. The address of the Fund’s transfer agent, Financial Data Services, Inc. (“FDS”), is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Set forth below is a list of each executive officer and partner of the Manager indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged since March 1, 2002 for his, her or its own account or in the capacity of director, officer, employee, partner or trustee. In addition, Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies advised by FAM, MLIM or their affiliates and Mr. Doll is an officer or director/trustee of one or more of such companies.

C-4

Name	Position(s) with the Manager	Other Substantial Business, Profession, Vocation or Employment
ML & Co.	Limited Partner	Financial Services Holding Company; Limited Partner of MLIM

Princeton Services	General Partner	General Partner of MLIM

Robert C. Doll, Jr.	President	President of MLIM; Co-Head (America’s Region) of the Manager from 2000 to 2001 and Senior Vice President thereof from 1999 to 2001; Director of Princeton Services

Donald C. Burke	First Vice President, Treasurer and Director of Taxation	First Vice President and Treasurer of MLIM; Senior Vice President and Treasurer of Princeton Services; Vice President of FAMD

Andrew J. Donohue	General Counsel	General Counsel of MLIM; President of FAMD; Senior Vice President, General Counsel and Director of Princeton Services

C-5

Item 26. Principal Underwriters.

(a) Merrill Lynch acts as the principal underwriter for the Registrant. Merrill Lynch also acts as the principal underwriter for each of the following open-end investment companies: CMA Money Fund; CMA Treasury Fund; CMA Tax-Exempt Fund; CMA Multi-State Municipal Series Trust; and CMA Government Securities Fund and also acts as the principal underwriter for each of the following closed-end investment companies: Apex Municipal Fund, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund III, Inc., Corporate High Yield Fund V, Inc., Corporate High Yield Fund VI, Inc., Debt Strategies Fund, Inc., Master Senior Floating Rate Trust, MuniAssets Fund, Inc., Muni Intermediate Duration Fund, Inc., Muni New York Intermediate Duration Fund, Inc., MuniEnhanced Fund, Inc., MuniHoldings Fund, Inc., MuniHoldings Fund II, Inc., MuniHoldings California Insured Fund, Inc., MuniHoldings Florida Insured Fund, MuniHoldings Insured Fund, Inc., MuniHoldings Insured Fund II, Inc., MuniHoldings New Jersey Insured Fund, Inc., MuniHoldings New York Insured Fund, Inc., MuniVest Fund, Inc., MuniVest Fund II, Inc., MuniYield Arizona Fund, Inc., MuniYield California Fund, Inc., MuniYield California Insured Fund, Inc., MuniYield California Insured Fund II, Inc., MuniYield Florida Fund, MuniYield Florida Insured Fund, MuniYield Fund, Inc., MuniYield Insured Fund, Inc., MuniYield Michigan Insured Fund, Inc., MuniYield Michigan Insured Fund II, Inc., MuniYield New Jersey Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield New York Insured Fund, Inc., MuniYield Pennsylvania Insured Fund, MuniYield Quality Fund, Inc., MuniYield Quality Fund II, Inc., Preferred Income Strategies Fund, Inc., Preferred and Corporate Income Strategies Fund, Inc. and Senior High Income Portfolio, Inc. and as the depositor of the following unit investment trusts: The Corporate Income Fund, Municipal Investment Trust Fund, The ML Trust for Government Guaranteed Securities and The Government Securities Income Fund.

(b)(1) Set forth below is information concerning each director and executive officer of Merrill Lynch. The principal business address of each such person is 4 World Financial Center, New York, New York 10080.

Name	Position(s) and Office(s) with Merrill Lynch	Position(s) and Office(s) with Registrant
E. Stanley O’Neal	Chairman of the Board, Chief Executive Officer and one Director	None

Rosemary T. Berkery	Executive Vice President and General Counsel	None

Ahmass L. Fakahany	Chief Financial Officer and First Vice President	None

James B. Gorman	Executive Vice President	None

Judith A. Witterschein	Secretary and First Vice President	None

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Item 27. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the Rules thereunder will be maintained at the offices of the Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, and its transfer agent, FDS, 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Item 28. Management Services.

Other than as set forth under Item 5. Management, Organization and Capital Structure in Part A of the Registration Statement and under Item 14. Investment Advisory and Other Services in Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 29. Undertakings.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the Township of Plainsboro and State of New Jersey, on the 3rd day of June, 2004.

CBA® MONEY FUND (Registrant)

By:	/s/ DONALD C. BURKE

(Donald C. Burke, Vice President and Treasurer)

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EXHIBIT INDEX

Exhibit Number		Description
j	—	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.